UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  FEBRUARY 16, 2005

                          WALKER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                        0-5418                13-2637172
(State or other jurisdiction           (Commission            (IRS Employer
    of incorporation)                  File Number)         Identification No.)


        990 STEWART AVENUE - SUITE 60A
              GARDEN CITY, NEW YORK                              11530
     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (516) 832-7000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.

On February 10, 2005, we, Walker Financial Corporation, sold $375,000 of 10% Convertible Promissory Notes (the "Note") and Warrants to Accredited Investors pursuant to Regulation D of the Securities Act of 1933. Each Note bears interest at the rate of 10% payable at maturity and matures on November 5, 2005. The Notes may be prepaid, in whole or part, at any time, upon notice to the record holders of the Notes, at the sole discretion of the Company. The Notes are further subject to mandatory re-payment upon the occurrence of specified events and after the giving of appropriate notice to the record holders of the Notes. Each record holder of a Note has the right, exercisable in the holders discretion, to convert all or any portion of the principal amount outstanding under the Note, and all accrued and unpaid interest on such principal amount being converted into shares of the common stock of the Company (the "Shares") at a conversion price of $ .71 per share or 35,211 Shares for every $ 25,000 of principal and interest converted. Each record holder of a Note will receive 6,250 3 year warrants to acquire the Company's common stock at an exercise price of $ .71 for every $ 25,000 of Note held by said record holder.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 16, 2005

                                     WALKER FINANCIAL CORPORATION



                                     By:  /s/ Mitchell S. Segal
                                          --------------------------------------
                                          Mitchell S. Segal, President